UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 13, 2022, the Board of Directors (the “Board”) of Unisys Corporation (the “Company”) elected John Kritzmacher as a director of the company. On December 14, 2022, the Board appointed Mr. Kritzmacher to serve as a member of the Audit and Finance Committee and the Security and Risk Committee of the Board.
Mr. Kritzmacher, who most recently served as executive vice president and chief financial officer of global research and education leader John Wiley & Sons, Inc., brings to the Company deep experience in finance and operations at several leading global technology and telecommunications companies.
Before joining John Wiley & Sons, from which he retired in 2021, Mr. Kritzmacher was senior vice president, Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services. Previously, he served as executive vice president and chief financial officer of Global Crossing Limited, a global provider of IP-based telecommunications solutions. He also held a number of roles of increasing responsibility at Alcatel-Lucent and its predecessor companies, Lucent Technologies Inc., AT&T and Bell Laboratories, culminating in serving as chief financial officer at Lucent and as chief operating officer of the Services Business Group at Alcatel-Lucent. The Board has determined that Mr. Kritzmacher is independent under applicable standards of the New York Stock Exchange.
There are no arrangements or understandings between Mr. Kritzmacher and any other person pursuant to which Mr. Kritzmacher was elected a director. Mr. Kritzmacher is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K. Mr. Kritzmacher will participate in the standard non-employee director compensation arrangements described under the heading “Compensation of Directors” in the Company’s 2022 proxy statement, which was filed with the Securities and Exchange Commission on March 25, 2022.
On December 13, 2022, the Company issued a press release announcing Mr. Kritzmacher’s appointment to the Board. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On December 14, 2022, the Board approved an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”), effective as of such date.
The amendments set forth in the Amended and Restated Bylaws, among other things, (1) clarify the powers of the Board and the chair of a stockholder meeting to establish rules for the conduct of any meeting of stockholders, (2) revise the majority voting provision to clarify when an election will be deemed contested, (3) designate (a) the state courts of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for the resolution of, among other claims, any derivative action or proceeding brought on behalf of the Company, and (b) the federal courts of the United States of America, to the fullest extent permitted by law, as the sole and exclusive forum for any cause of action arising under the Securities Act of 1933, as amended, (4) establish eligibility requirements for requesting the Company’s director and officer questionnaire and other nomination materials and provide that the Company must respond to such requests within five business days, (5) adopt gender-neutral terms when referring to particular positions, offices or title holders and (6) make certain administrative, modernizing, clarifying and conforming changes, including making updates to the procedural provisions regarding stockholder lists, proxies and notice and adjournment of stockholder meetings to reflect recent amendments to applicable Delaware law.
The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Unisys Corporation, effective as of December 14, 2022
99.1	Press Release, dated December 13, 2022
104	Cover page Interactive Data File (embedded within the Inline Extensible Business Reporting Language document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: December 14, 2022	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer